Exhibit 99.1
DuPont Reports Second Quarter 2025 Results
•Net Sales of $3.3 billion increased 3%; organic sales increased 2% versus year-ago period
•GAAP Income from continuing operations of $238 million; operating EBITDA of $859 million
•GAAP EPS from continuing operations of $0.54; adjusted EPS of $1.12
•Cash provided by operating activities from continuing operations of $381 million; transaction- adjusted free cash flow of $433 million
•Full year 2025 guidance raised on stronger second quarter performance

WILMINGTON, Del., Aug. 5, 2025 - DuPont (NYSE: DD) announced its financial results(1) for the second quarter ended June 30, 2025.

“We delivered another quarter of year-over-year organic sales growth and solid margin expansion in both the ElectronicsCo and IndustrialsCo segments, as well as 15 percent adjusted EPS growth,” said Lori Koch, DuPont Chief Executive Officer. “Ongoing strength in electronics, healthcare and water end-markets, along with our team’s focus on operational execution continued to drive strong earnings growth and cash conversion. As a result of our strong second quarter performance, we are raising our full year earnings guidance, which now incorporates the impact of tariffs.”

“We continue to advance our plans for the intended separation of Qnity™, our electronics business, including completing Board of Director appointments as well as assembling management teams for both companies. We remain on track for a November 1, 2025 spin-off date,” Koch concluded.

Second Quarter 2025 Consolidated Results(1)

Dollars in millions, unless noted	2Q’25	2Q’24	Change vs. 2Q’24	Organic Sales (2) vs. 2Q’24
Net sales	$3,257	$3,171	3%	2%
GAAP Income from continuing operations	$238	$176	35%
Operating EBITDA(2)	$859	$798	8%
Operating EBITDA margin(2) %	26.4%	25.2%	120 bps
GAAP EPS from continuing operations	$0.54	$0.40	35%
Adjusted EPS(2)	$1.12	$0.97	15%
Cash provided by operating activities – cont. ops.	$381	$527	(28)%
Transaction-adjusted free cash flow(2)	$433	$425	2%

Net sales
•Net sales increased 3% led by organic sales growth of 2% which consisted of a 4% increase in volume partially offset by a 2% decrease in price. Currency was a 1% benefit.
◦Higher volume was driven by continued strength in electronics, healthcare and water end- markets.
•6% organic sales growth in ElectronicsCo; 1% organic sales growth in IndustrialsCo.
•4% organic sales growth in Asia Pacific; 2% organic sales growth in EMEA; 1% organic sales growth in U.S. & Canada.

GAAP Income from continuing operations
•GAAP Income/GAAP EPS from continuing operations increased as the benefit from higher segment earnings and the absence of both a loss on debt extinguishment and an income tax-related item incurred in the prior year was partially offset by separation transaction costs.

(1) Results and cash flows are presented on a continuing operations basis. See pages 6-7 for further information, including the basis of presentation included in this release.
(2) Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, transaction-adjusted free cash flow and transaction-adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See pages 6-7 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items on page 13-14 of this communication.
(3) Effective in the first quarter of 2025, in light of the Intended Electronics Separation, the Company realigned its management and reporting structure which resulted in a change in reportable segments and lines of business (2025 Segment Realignment). Results for historical periods have been recast to conform to the new structure. Refer to page 5 for additional information.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity, partially offset by growth investments.

Adjusted EPS
•Adjusted EPS increased due to higher segment earnings and a lower tax rate.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $381 million, capital expenditures of $116 million and separation transaction cost payments of $168 million resulted in transaction-adjusted free cash flow and related conversion of $433 million and 93%, respectively.

Second Quarter 2025 Segment Highlights

ElectronicsCo(3)

Dollars in millions, unless noted	2Q’25	2Q’24	Change vs. 2Q’24	Organic Sales(2) vs. 2Q’24
Net sales	$1,170	$1,104	6%	6%
Operating EBITDA	$373	$328	14%
Operating EBITDA margin %	31.9%	29.7%	220 bps

Net sales
•Net sales and organic sales increased 6% as an 8% increase in volume was partially offset by a 2% decrease in price.
◦Semiconductor Technologies sales up mid-single digits on an organic basis on ongoing end-market demand strength, driven primarily by advanced nodes and AI technology applications.
◦Interconnect Solutions sales up high-single digits on an organic basis reflecting continued demand strength from AI-driven technology ramps, and content and share gains.

Operating EBITDA
•Operating EBITDA increased due primarily to organic growth and lower legal costs, partially offset by growth investments.
•Operating EBITDA margin of 31.9% increased 220 basis points.

IndustrialsCo(3)

Dollars in millions, unless noted	2Q’25	2Q’24	Change vs. 2Q’24	Organic Sales(2) vs. 2Q’24
Net sales	$2,087	$2,067	1%	1%
Operating EBITDA	$509	$495	3%
Operating EBITDA margin %	24.4%	23.9%	50 bps

Net sales
•Net sales and organic sales increased 1% as a 2% increase in volume was partially offset by a 1% decrease in price.
◦Healthcare & Water Technologies sales up high-single digits on an organic basis with strong growth in both businesses.
◦Diversified Industrials sales down low-single digits on an organic basis driven primarily by softness in construction markets.

Operating EBITDA
•Operating EBITDA increased on organic growth and productivity.
•Operating EBITDA margin of 24.4% increased 50 basis points.

Financial Outlook

Dollars in millions, unless noted	3Q’25E*	Full Year 2025E*
Net sales	~$3,320	~ $12,850
Operating EBITDA(2)	~$875	~ $3,360
Adjusted EPS(2)	~$1.15	~ $4.40
* Guidance now incorporates the net impact of announced tariffs which is currently estimated at $20 million (or about $0.04 per share) for FY25.

“For the third quarter of 2025, we estimate net sales of about $3.32 billion, operating EBITDA of about $875 million and adjusted EPS of approximately $1.15 per share,” said Antonella Franzen, DuPont Chief Financial Officer. “Our third quarter guidance assumes about 3 percent organic growth year-over-year with continued strength expected in healthcare, water and electronics end-markets, partially muted by continued weakness in construction end-markets.”

“We are raising our full year 2025 earnings guidance to reflect our stronger second quarter performance which more than offsets the net impact of tariffs now incorporated into the outlook. The net tariff impact assumed in the second half of 2025 is currently estimated as a $20 million headwind, or $0.04 per share,” Franzen concluded.

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Ann Giancristoforo ann.giancristoforo@dupont.com +1 989-294-5890 Ed Barna edward.r.barna@dupont.com +1 302-596-6050	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On January 15, 2025, DuPont de Nemours, Inc. (“DuPont”, or after the completion of the Intended Electronics Separation, “New DuPont”) announced it is targeting November 1, 2025 to complete the intended separation of its Electronics business (the “Intended Electronics Separation”) by way of a spin-off transaction, thereby creating a new independent, publicly traded electronics company (“Qnity Electronics, Inc.”).

The Intended Electronics Separation will not require a shareholder vote and is subject to satisfaction of customary conditions, including final approval by DuPont's Board of Directors, receipt of tax opinion from counsel, the completion and effectiveness of the Form 10 registration statement filed with the U.S. Securities and Exchange Commission, applicable regulatory approvals and satisfactory completion of financing.

Effective in the first quarter of 2025, in light of the Intended Electronics Separation, the Company realigned its management and reporting structure. This realignment resulted in a change in reportable segments in the first quarter of 2025 which changed the manner in which the Company reports financial results by segment, (the "2025 Segment Realignment"). As a result, commencing with the first quarter of 2025, the businesses to be separated as part of the Intended Electronics Separation are reported separately from the other businesses of DuPont. The discussion of results, including the financial measures further discussed below, are reflective of the new two segment reporting structure as described below:
•ElectronicsCo includes the businesses within the Semiconductor Technologies and Interconnect Solutions lines of business, as well as the electronics-related product lines previously within Industrial Solutions, including electronics polymers and perfluoroeasltomer materials and parts (Kalrez®).
•IndustrialsCo includes the businesses within the former Water & Protection segment, the healthcare and non-electronics businesses, including Vespel® parts and shapes, previously in Industrial Solutions and the Auto Adhesives & Fluids, MultibaseTM and Tedlar® businesses, previously within Corporate & Other.

Cautionary Statement about Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target, “outlook,” “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding outlook, expectations and guidance, including with respect to the potential impact of tariffs and discussion of trade sensitivity and macroeconomic uncertainties. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of DuPont to effect the Intended Electronics Separation and to meet the conditions related thereto; (ii) the possibility that the Intended Electronics Separation will not be completed within the anticipated time period or at all; (iii) the possibility that the Intended Electronics Separation will not achieve its intended benefits; (iv) the impact of Intended Electronics Separation on DuPont’s businesses and the risk that the separation may be more difficult, time-consuming or costly than expected, including the impact on DuPont’s resources, systems, procedures and controls, diversion of management’s attention and the impact and possible disruption of existing relationships with customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the Intended Electronics Separation; (vi) the uncertainty of the expected financial performance of DuPont or the separated company following completion of the Intended Electronics Separation; (vii) negative effects of the announcement or pendency of the Intended Electronics Separation on the market price of DuPont’s securities and/or on the financial performance of DuPont; (viii) the ability to achieve anticipated capital structures in connection with Intended Electronics Separation, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with the Intended Electronics Separation; (x) the ability to achieve anticipated tax treatments in connection with the Intended Electronics Separation and completed and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; (xi) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and among DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; and changes in laws and regulations applicable to PFAS chemicals; (xii) indemnification of certain legacy liabilities; (xiii) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Intended Electronics Separation and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (xiv) the risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; (xv) adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond DuPont’s control, including inflation, recession, military conflicts, natural and other disasters or weather-related events, that impact the operations of DuPont, its customers and/or its suppliers; (xvi) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (xvii) the risks associated with continuing or expanding trade disputes or restrictions and responsive actions, new or increased tariffs or export controls including on exports to China of U.S.-regulated products and technology, and the significant uncertainties related thereto; (xviii) the risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy, including the actual conduct of DuPont’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; (xix) other risks to DuPont’s business and operations, including the risk of impairment; and (xx) other risk factors discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the Delrin® Divestiture, do not meet the criteria for discontinued operations and were reported within continuing operations in the respective prior periods. A portion of these historical indirect costs include costs related to activities the Company is undertaking on behalf of Delrin® and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted Earnings is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2025 associated with intangibles to be about $565 million on a pre-tax basis, or approximately $1.04 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Significant items are items that arise outside the ordinary course of business for the Company, and beginning in the first quarter 2025, includes items for nonconsolidated affiliates, that the Company’s management believes may cause misinterpretation of underlying business and investment performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance. Management believes the update to the definition of significant items to include those related to nonconsolidated affiliates reflects a more accurate measure of the ongoing performance of the investment. There were no significant items associated with nonconsolidated affiliates recorded for the three and six month periods ended June 30, 2025 and June 30, 2024.

Non-GAAP Financial Measures (continued)
Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three and six month periods ended June 30, 2025 and June 30, 2024.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

Management believes supplemental non-GAAP financial measures including Transaction-Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow Conversion (each defined below) provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes the Intended Electronics Separation represents a significant transformational change for the Company and the impact of separation-related transaction cost payments are expected to be material to the Company’s financial statements. Management believes Transaction-Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction-Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures, separation-related transaction cost payments and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity.

Transaction-Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow excluding separation-related transaction costs divided by Adjusted Earnings.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts (Unaudited)	2025	2024	2025	2024
Net sales	$3,257	$3,171	$6,323	$6,102
Cost of sales	2,041	1,996	3,961	3,914
Research and development expenses	142	134	279	259
Selling, general and administrative expenses	405	418	774	802
Amortization of intangibles	140	151	286	300
Restructuring and asset related charges - net	2	8	49	47
Goodwill impairment charges	—	—	768	—
Acquisition, integration and separation costs	154	5	279	8
Equity in earnings of nonconsolidated affiliates	30	23	29	35
Sundry income (expense) - net	(13)	(87)	88	(49)
Interest expense	84	99	167	195
Income (loss) from continuing operations before income taxes	$306	$296	$(123)	$563
Provision for income taxes on continuing operations	68	120	187	204
Income (loss) from continuing operations, net of tax	$238	$176	$(310)	$359
(Loss) income from discontinued operations, net of tax	(168)	9	(202)	23
Net income (loss)	$70	$185	$(512)	$382
Net income attributable to noncontrolling interests	11	7	18	15
Net income (loss) available for DuPont common stockholders	$59	$178	$(530)	$367

Per common share data:
Earnings (loss) per common share from continuing operations - basic	$0.54	$0.40	$(0.78)	$0.82
(Loss) earnings per common share from discontinued operations - basic	(0.40)	0.02	(0.48)	0.05
Earnings (loss) per common share - basic	$0.14	$0.43	$(1.27)	$0.87
Earnings (loss) per common share from continuing operations - diluted	$0.54	$0.40	$(0.78)	$0.82
(Loss) earnings per common share from discontinued operations - diluted	(0.40)	0.02	(0.48)	0.05
Earnings (loss) per common share - diluted	$0.14	$0.42	$(1.27)	$0.87

Weighted-average common shares outstanding - basic	418.9	417.8	418.7	420.3
Weighted-average common shares outstanding - diluted	419.7	419.3	418.7	421.6

DuPont de Nemours, Inc.
Condensed Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	June 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$1,837	$1,850
Restricted cash and cash equivalents	5	6
Accounts and notes receivable - net	2,535	2,199
Inventories	2,295	2,130
Prepaid and other current assets	178	179
Total current assets	$6,850	$6,364
Property, plant and equipment - net of accumulated depreciation (June 30, 2025 - $5,524; December 31, 2024 - $5,188)	5,910	5,768
Other Assets
Goodwill	16,240	16,567
Other intangible assets	5,163	5,370
Restricted cash and cash equivalents - noncurrent	37	36
Investments and noncurrent receivables	1,112	1,081
Deferred income tax assets	252	246
Deferred charges and other assets	995	1,204
Total other assets	$23,799	$24,504
Total Assets	$36,559	$36,636
Liabilities and Equity
Current Liabilities
Short-term borrowings	$1,849	$1,848
Accounts payable	1,699	1,720
Income taxes payable	158	202
Accrued and other current liabilities	1,147	1,031
Total current liabilities	$4,853	$4,801
Long-Term Debt	5,326	5,323
Other Noncurrent Liabilities
Deferred income tax liabilities	844	915
Pension and other post-employment benefits - noncurrent	575	523
Other noncurrent obligations	1,445	1,281
Total other noncurrent liabilities	$2,864	$2,719
Total Liabilities	$13,043	$12,843
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2025: 418,689,815 shares; 2024: 417,994,343 shares)	4	4
Additional paid-in capital	47,429	47,922
Accumulated deficit	(23,606)	(23,076)
Accumulated other comprehensive loss	(763)	(1,500)
Total DuPont stockholders' equity	$23,064	$23,350
Noncontrolling interests	452	443
Total equity	$23,516	$23,793
Total Liabilities and Equity	$36,559	$36,636

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

	Six Months Ended June 30,
In millions (Unaudited)	2025	2024
Operating Activities
Net (loss) income	$(512)	$382
(Loss) income from discontinued operations	(202)	23
Net (loss) income from continuing operations	$(310)	$359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	589	589
Deferred income tax and other tax related items	58	(65)
Earnings of nonconsolidated affiliates in excess of dividends received	(18)	(29)
Net periodic pension benefit costs	4	5
Periodic benefit plan contributions	(27)	(38)
Restructuring and asset related charges - net	49	47
Goodwill impairment charge	768	—
Interest rate swap (gain) loss	(51)	39
Stock based compensation	31	44
Loss on debt extinguishment	—	74
Other net loss (gain)	9	(8)
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(264)	(152)
Inventories	(94)	(45)
Accounts payable	48	124
Other assets and liabilities, net	(29)	76
Cash provided by operating activities - continuing operations	$763	$1,020
Investing Activities
Capital expenditures	(365)	(309)
Other investing activities, net	7	7
Cash used for investing activities - continuing operations	$(358)	$(302)
Financing Activities
Payments on long-term debt	—	(687)
Purchases of common stock and forward contracts	—	(500)
Proceeds from issuance of Company stock	4	18
Employee taxes paid for share-based payment arrangements	(22)	(24)
Distributions to noncontrolling interests	(22)	(20)
Dividends paid to stockholders	(343)	(317)
Other financing activities, net	(7)	(1)
Cash used for financing activities - continuing operations	$(390)	$(1,531)
Cash Flows from Discontinued Operations
Cash used for operations - discontinued operations	(72)	(439)
Cash used in discontinued operations	$(72)	$(439)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	44	(42)
Decrease in cash, cash equivalents and restricted cash	$(13)	$(1,294)
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	1,892	2,803
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash at beginning of period	$1,892	$2,803
Cash, cash equivalents and restricted cash from continuing operations, end of period	1,879	1,509
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash at end of period	$1,879	$1,509

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Six Months Ended
In millions (Unaudited)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
ElectronicsCo	$1,170	$1,104	$2,288	$2,088
IndustrialsCo	2,087	2,067	4,035	4,014
Total	$3,257	$3,171	$6,323	$6,102
U.S. & Canada	$1,150	$1,127	$2,209	$2,180
EMEA [1]	576	550	1,129	1,094
Asia Pacific [2]	1,417	1,368	2,750	2,584
Latin America	114	126	235	244
Total	$3,257	$3,171	$6,323	$6,102

Net Sales Variance by Segment and Geographic Region	Three Months Ended June 30, 2025
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
ElectronicsCo	(2)%	8%	6%	—%	—%	6%
IndustrialsCo	(1)	2	1	—	—	1
Total	(2)%	4%	2%	1%	—%	3%
U.S. & Canada	(1)%	2%	1%	—%	1%	2%
EMEA [1]	(1)	3	2	2	1	5
Asia Pacific [2]	(2)	6	4	1	(1)	4
Latin America	(3)	(7)	(10)	—	—	(10)
Total	(2)%	4%	2%	1%	—%	3%

Net Sales Variance by Segment and Geographic Region	Six Months Ended June 30, 2025
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
ElectronicsCo	(2)%	12%	10%	—%	—%	10%
IndustrialsCo	(1)	2	1	—	—	1
Total	(1)%	5%	4%	—%	—%	4%
U.S. & Canada	(1)%	1%	—%	—%	1%	1%
EMEA [1]	(1)	4	3	(1)	1	3
Asia Pacific [2]	(2)	10	8	—	(2)	6
Latin America	(3)	(1)	(4)	—	—	(4)
Total	(1)%	5%	4%	—%	—%	4%
1.Europe, Middle East and Africa.
2.Net sales attributed to China/Hong Kong, for the three months ended June 30, 2025 and 2024 were $603 million and $614 million, respectively, while for the six months ended June 30, 2025 and 2024 net sales attributed to China/Hong Kong were $1,190 million and $1,129 million, respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
ElectronicsCo	$373	$328	$746	$623
IndustrialsCo	509	495	973	934
Corporate [1]	(23)	(25)	(72)	(77)
Total	$859	$798	$1,647	$1,480
1. Corporate includes expenses of the Corporate function not allocated to specific business in the Company.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
ElectronicsCo	$14	$13	$23	$23
IndustrialsCo	8	8	12	17
Corporate [1]	8	2	(6)	(5)
Total equity earnings included in operating EBITDA (GAAP)	$30	$23	$29	$35
1. Corporate includes the equity interest acquired in the Delrin® Divestiture transaction.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Income (loss) from continuing operations, net of tax (GAAP)	$238	$176	$(310)	$359
+ Provision for income taxes on continuing operations	68	120	187	204
Income (loss) from continuing operations before income taxes	$306	$296	$(123)	$563
+ Depreciation and amortization	296	298	589	589
'- Interest income [1,2]	17	21	35	41
'+ Interest expense [3]	84	99	166	195
'- Non-operating pension/OPEB benefit credits [1]	1	3	4	10
'- Foreign exchange losses, net [1]	(18)	(4)	(21)	—
- Significant items charge	(173)	(125)	(1,033)	(184)
Operating EBITDA (non-GAAP)	$859	$798	$1,647	$1,480
1.Included in "Sundry income (expense) - net".
2.The three and six month periods ended June 30, 2025 exclude accrued interest income earned on employee retention credits. Refer to details of significant items on page 13.
3.The three and six month periods ended June 30, 2025 exclude interest rate swap basis amortization. Refer to details of significant items on page 13.

Reconciliation of "Cash provided by operating activities - continuing operations" to Adjusted Free Cash Flow [1] , Transaction-Adjusted Free Cash Flow[1] and calculation of "Adjusted Free Cash Flow Conversion" and "Transaction-Adjusted Free Cash Flow Conversion"
	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Cash provided by operating activities (GAAP) [2] - continuing operations	$381	$527	$763	$1,020
Capital expenditures	(116)	(102)	(365)	(309)
Adjusted free cash flow (non-GAAP)	$265	$425	$398	$711
Separation-related transaction cost payments	168	—	247	—
Transaction-adjusted free cash flow (non-GAAP)	$433	$425	$645	$711

Adjusted earnings (non-GAAP) [3]	$468	$408	$900	$742
Adjusted free cash flow conversion (non-GAAP)	57%	104%	44%	96%
Transaction-adjusted free cash flow conversion (non-GAAP)	93%	104%	72%	96%
1.Adjusted Free Cash Flow and Transaction-Adjusted Free Cash Flow are calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 6-7 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the three month periods noted.
3.Refer to page 13 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended June 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$306	$227	$0.54
Less: Significant items
Acquisition, integration & separation costs	(154)	(129)	(0.31)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(2)	(1)	—	Restructuring and asset related charges - net
Interest rate swap mark-to-market loss [4]	(27)	(21)	(0.05)	Sundry income (expense) - net
Other benefits (credits), net [5]	10	8	0.01	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [6]	—	11	0.03	Provision for income taxes on continuing operations
Total significant items	$(173)	$(132)	$(0.32)
Less: Amortization of intangibles	(140)	(110)	(0.26)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	1	1	—	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$618	$468	$1.12

Significant Items Impacting Results for the Three Months Ended June 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$296	$169	$0.40
Less: Significant items
Acquisition, integration and separation costs	(5)	(4)	(0.01)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(8)	(5)	(0.01)	Restructuring and asset related charges - net
Inventory write-offs [7]	1	—	—	Cost of sales
Loss on debt extinguishment [8]	(74)	(57)	(0.14)	Sundry income (expense) - net
Interest rate swap mark-to-market loss [4]	(39)	(30)	(0.07)	Sundry income (expense) - net
Income tax items [6]	—	(29)	(0.07)	Provision for income taxes on continuing operations
Total significant items	$(125)	$(125)	$(0.30)
Less: Amortization of intangibles	(151)	(116)	(0.28)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	3	2	0.01	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$569	$408	$0.97
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Includes the non-cash mark-to-market loss related to the 2022 Swaps and 2024 Swaps. The three months ended June 30, 2025 also includes interest settlement loss related to the 2022 Swaps.
5.Reflects benefits related to an adjustment of the Donatelle contingent earn-out liability ($12 million pre-tax) and accrued interest earned on employee retention credits ($3 million pre-tax), offset by legal costs within the IndustrialsCo segment associated with a pending intellectual property matter ($5 million pre-tax).
6.The 2025 period reflects the income tax impact of certain internal restructurings related to the Intended Electronics Separation and the 2024 period reflects the impact of an international tax audit.
7.Reflects an adjustment to raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the IndustrialsCo segment.
8.Reflects the loss on extinguishment of debt related to the partial redemption of the 2038 notes.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Six Months Ended June 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported losses (GAAP)	$(123)	$(328)	$(0.78)
Less: Significant items
Acquisition, integration & separation costs	(279)	(235)	(0.56)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(49)	(38)	(0.09)	Restructuring and asset related charges - net
Goodwill impairment [4]	(768)	(768)	(1.83)	Goodwill impairment charges
Interest rate swap mark-to-market gain [5]	50	39	0.10	Sundry income (expense) - net; interest expense
Other benefits (credits), net [6]	13	11	0.02	Sundry income (expense) - net; Selling, general and administrative expenses
Income tax items [7]	—	(16)	(0.04)	Provision for income taxes on continuing operations
Total significant items	$(1,033)	$(1,007)	$(2.40)
Less: Amortization of intangibles	(286)	(224)	(0.53)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	4	3	0.01	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$1,192	$900	$2.14

Significant Items Impacting Results for the Six Months Ended June 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$563	$344	$0.82
Less: Significant items
Acquisition, integration and separation costs	(8)	(6)	(0.02)	Acquisition, integration and separation costs
Restructuring and asset related charges - net	(47)	(34)	(0.08)	Restructuring and asset related charges - net
Inventory write-offs [8]	(24)	(19)	(0.04)	Cost of sales
Loss on debt extinguishment [9]	(74)	(57)	(0.14)	Sundry income (expense) - net
Interest rate swap mark-to-market loss [5]	(39)	(30)	(0.07)	Sundry income (expense) - net
Income tax items [7]	8	(29)	(0.07)	Sundry income (expense) - net; Provision for income taxes on continuing operations
Total significant items	$(184)	$(175)	$(0.42)
Less: Amortization of intangibles	(300)	(231)	(0.54)	Amortization of intangibles
Less: Non-op pension / OPEB benefit credits	10	8	0.02	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$1,037	$742	$1.76
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Reflects a non-cash goodwill impairment related to the Aramids reporting unit within the IndustrialsCo Segment.
5.Includes the non-cash mark-to-market gain(loss) related to the 2022 Swaps and 2024 Swaps. The six months ended June 30, 2025 also includes, interest settlement loss related to the 2022 Swaps and basis amortization on the 2022 Swaps ($1 million pre-tax, reflected in interest expense).
6.Reflects benefits related to an adjustment of the Donatelle contingent earn-out liability ($12 million pre-tax) and accrued interest earned on employee retention credits ($6 million pre-tax), offset by legal costs within the IndustrialsCo segment associated with a pending intellectual property matter ($5 million pre-tax).
7.The 2025 period reflects the income tax impact of certain internal restructurings related to the Intended Electronics Separation and the 2024 period reflects the impact of an international tax audit.
8.Reflects net raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the IndustrialsCo segment.
9.Reflects the loss on extinguishment of debt related to the partial redemption of the 2038 notes.